Exhibit 7.1
JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing on behalf of each of them of a statement on Schedule 13D (including any amendments thereto) with respect to the shares of Common Stock, par value $0.01 per share of Affinion Group Holdings, Inc., a Delaware corporation, and further agree that this Joint Filing Agreement (this “Agreement”) be included as an exhibit to such joint filing.
This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.
The undersigned acknowledge that each shall be responsible for the timely filing of any amendments, and for the completion and accuracy of the information concerning it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the other.
IN WITNESS THEREOF, each of the undersigned, being duly authorized, hereby executes this Agreement this 28 day of April, 2017.

METRO SPV LLC

By: ICG STRATEGIC SECONDARIES II GP LP,
its Managing Member

By: ICG STRATEGIC SECONDARIES
ASSOCIATES II LLC, its general partner

By:  /s/ Scott Huff
Name: Scott Huff
 Title: Manager

ICG STRATEGIC SECONDARIES II GP LP

By: ICG STRATEGIC SECONDARIES
ASSOCIATES II LLC, its general partner

By:  /s/ Scott Huff
 Name: Scott Huff
 Title: Manager

ICG STRATEGIC SECONDARIES ASSOCIATES
II LLC

By:  /s/ Scott Huff
Name: Scott Huff
 Title: Manager

INTERMEDIATE CAPITAL GROUP, INC.

By:  /s/ Christophe Evain
Name: Christophe Evain
 Title: Director

ICG FMC LIMITED

By:  /s/ Christophe Evain
Name: Christophe Evain
 Title: Director

INTERMEDIATE CAPITAL GROUP PLC

By:  /s/ Christophe Evain
Name: Christophe Evain
 Title: Director